Exhibit 10.39

AMENDED AND RESTATED PLEDGE AGREEMENT

        This AMENDED AND RESTATED PLEDGE AGREEMENT (“Agreement”), dated as of September 26, 2003, is made by COAST CASINOS, INC., a Nevada corporation (“Grantor”), in favor of and for the benefit of BANK OF AMERICA, N.A., as Administrative Agent under the Credit Agreement hereafter referred to (in such capacity, “Administrative Agent”), and in favor of each of the Lenders therein named, collectively as Secured Party, with reference to the following facts:

RECITALS

        A.        Bank of America, N.A., the lenders signatory thereto and Coast Hotels and Casinos, Inc., a Nevada corporation (“Borrower”) have heretofore entered into an Amended and Restated Loan Agreement dated as of September 16, 1999, pursuant to which certain credit accommodations have been made available to Borrower (“Existing Credit Agreement”).

        B.        Pursuant to a Pledge Agreement dated as of September 24, 1999 in favor of Bank of America, N.A. and the lenders party to the Existing Credit Agreement, Grantor, under its former name Coast Resorts, Inc., granted a security interest in assets of the Grantor to secure Grantor’s obligations under a guaranty delivered by the Grantor in respect of the Borrower’s obligations under the Existing Credit Agreement (“Existing Pledge Agreement”). This Agreement amends and restates the Existing Pledge Agreement in its entirety.

        C.        Concurrently herewith, the Existing Credit Agreement will be amended and restated in its entirety by the Amended and Restated Credit Agreement by and among Borrower, the lenders from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and the Administrative Agent (as such agreement may from time to time be amended, extended, renewed, supplemented or otherwise modified, the “Credit Agreement”). Pursuant to the Credit Agreement, the Lenders have agreed to extend certain credit facilities to Borrower.

        D.        The Credit Agreement requires Grantor to enter into this Agreement, and to pledge certain Pledged Collateral to Secured Party, all under the terms and conditions set forth in this Agreement.

        E.        Grantor expects to realize direct and indirect benefits as a result of the availability of the aforementioned credit facilities.

AGREEMENT

        NOW, THEREFORE, in order to induce the Lenders to extend credit facilities to Borrower under the Credit Agreement, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Grantor hereby represents, warrants, covenants, agrees, and pledges as follows:

        1.    Definitions. This Agreement is the Coast Casinos Pledge Agreement referred to in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Credit Agreement as though set forth herein in full. The following terms shall have the meanings respectively set forth after each:

“Agreement” means this Amended and Restated Pledge Agreement, and any extensions, modifications, renewals, restatements, supplements or amendments hereof.

“Certificates” means all certificates, instruments or other documents now or hereafter representing or evidencing any Pledged Securities.

“Pledged Collateral” means the Pledged Securities, any Certificates representing or evidencing the same, any and all proceeds and products of any of the foregoing, and any and all collections, dividends, distributions, redemption payments, liquidation payments, interest or premiums with respect to any of the foregoing (other than any dividends and distributions which are Distributions made by Borrower in accordance with the Credit Agreement), including any securities account containing a securities entitlement with respect to the foregoing.

“Pledged Securities” means (i) 100% of the shares of the issued and outstanding capital stock of Borrower, (ii) any and all securities now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto, and (iii) any and all warrants, options or other rights to subscribe to or acquire any additional capital stock of Borrower.

“Secured Party” means the Administrative Agent (acting as the Administrative Agent and/or on behalf of the Lenders), and the Lenders, and each of them, and any one or more of them. Subject to the terms hereof and of the Credit Agreement, any right, remedy, privilege or power of Secured Party may be exercised by the Administrative Agent, or by the Requisite Lenders, or by any Lender acting with the consent of the Requisite Lenders.

        2.    Title to Pledged Collateral; No Liens. Grantor represents and warrants that, other than as permitted under the Credit Agreement, Grantor has full title to the Pledged Collateral, free and clear of any Lien, security interest, encumbrance or claim.

        3.    Creation of Security Interest.

3.1 Pledge of Pledged Collateral. Grantor hereby pledges to Administrative Agent on behalf of Secured Party and grants to Administrative Agent on behalf of Secured Party a security interest in and to all Pledged Collateral for the benefit of Secured Party as security for the Obligations specified in Section 4 below, together with any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral. Grantor represents and warrants that the security interests and pledge granted herein are in material compliance with all applicable Laws, including without limitation all Gaming Laws, and that any non-compliance with such Laws does not affect the Liens granted hereby. The security interest and pledge created by this Section 3.1 shall continue in effect so long as any Obligation is owed to Secured Party or any commitment to extend credit to Borrower remains outstanding from Secured Party.

3.2 Delivery of Certain Pledged Collateral. All certificates and instruments representing or evidencing the Pledged Securities shall be delivered to Administrative Agent for the benefit of Secured Party contemporaneously with the execution of this Agreement, to be held in the State of Nevada at a location designated to the Nevada State Gaming Control Board and must be made available for inspection by agents or employees of the Nevada State Gaming Control Board immediately upon request during normal business hours. Subject to compliance with Gaming Laws, additional Pledged Collateral may from time to time be delivered to Administrative Agent for the benefit of Secured Party by agreement between Secured Party and Grantor. All Certificates at any time delivered to Administrative Agent for the benefit of Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Administrative Agent shall hold all Certificates pledged hereunder pursuant to this Agreement unless and until released in accordance with Section 3.3 of this Agreement. If Pledged Collateral is in the possession of a bailee, Grantor will join with Administrative Agent in notifying the bailee of the interest of Secured Party and in obtaining from the bailee an acknowledgment that it hold the Pledged Collateral for the benefit of Secured Party.

3.3 Release of Pledged Collateral. Pledged Collateral that is required to be released from the pledge and security interest created by this Agreement in order to permit Grantor to consummate any disposition of stock or assets, merger, consolidation, amalgamation, acquisition, or dividend payment or distribution that Grantor is entitled to consummate pursuant to the Loan Documents, if any, shall be so released by Administrative Agent at such times and to the extent necessary to permit Grantor to consummate such permitted transactions promptly following the Administrative Agent’s receipt of written request therefor by Grantor specifying the purpose for which release is requested and such further certificates or other documents as Administrative Agent on behalf of Secured Party reasonably shall request in its discretion to confirm that Grantor is permitted to consummate such permitted transaction and to confirm Secured Party’s replacement lien on appropriate collateral. Any request for any permitted release shall be transmitted to Administrative Agent on behalf of Secured Party. Subject to compliance with Gaming Laws, Administrative Agent, at the expense of Grantor, promptly shall redeliver all Certificates and shall execute and deliver to Grantor all documents requested by Grantor that are reasonably necessary to release Pledged Collateral of record whenever Grantor shall be entitled to the release thereof in accordance with this Section 3.3.

        4.    Security for Obligations. This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of, all Obligations of Grantor, whether now existing or hereafter arising under the Guaranty of Grantor, this Agreement and the Loan Documents, and all interest that accrues on all or any part of any of the obligations of Grantor after the filing of any petition or pleading against Grantor or any other Person for a proceeding under any Debtor Relief Law.

        5.    Secured Party Lien. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall hold all Pledged Securities delivered to Administrative Agent hereunder for the benefit of Secured Party.

        6.    Further Assurances.

6.1 Subject to compliance with applicable Gaming Laws, Grantor agrees that at any time, and from time to time, at its own expense Grantor will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions, including, without limitation, causing the Subsidiaries whose capital stock or other securities are pledged hereunder to so execute, deliver, file or take other actions, that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. It is hereby acknowledged and agreed that, notwithstanding anything contained herein or in any other Collateral Document, Grantor shall not be required under any circumstance to take any further action to perfect any interest granted to Secured Party in any cage cash, deposit accounts, markers, instruments or other cash items which are used in connection with the casino operations of Grantor. Subject to compliance with applicable Gaming Laws, Grantor hereby consents and agrees that the issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

6.2 Grantor agrees to assist Administrative Agent in obtaining all approvals of any Gaming Board or other Governmental Authority that are required by law for or in connection with any action or transaction contemplated by this Agreement and, at Secured Party’s request after and during the continuance of an Event of Default, to prepare, sign and file with the appropriate Gaming Board the transferor’s portion of any application or applications for consent to the transfer of control thereof necessary or appropriate under applicable Gaming Laws for approval of any sale or transfer of the Pledged Collateral pursuant to the exercise of Secured Party’s remedies hereunder and under the Loan Documents.

7. Voting Rights; Dividends; etc. So long as no Event of Default under the Credit Agreement occurs and remains continuing:

7.1 Voting Rights. Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Credit Agreement, or the other Loan Documents; provided, however, that Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in a Default.

7.2 Interest, Dividend and Distribution Rights. Grantor shall be entitled to receive and to retain and use any and all interest, premiums, dividends or distributions paid in respect of the Pledged Collateral; provided, however, that any and all such dividends or distributions received in the form of capital stock shall be, and the Certificates representing such capital stock forthwith shall be delivered to Administrative Agent (or to Bank of America Nevada on its behalf) to hold as, Pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of Grantor, and forthwith be delivered to Administrative Agent for the benefit of Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

8. Rights During Event of Default. Following the occurrence and during the continuance of any Event of Default, but subject to compliance with Gaming Laws:

8.1 Voting and Distribution Rights. At the option of Secured Party (exercisable upon written notice thereof to Grantor; provided, that neither the Administrative Agent nor the Lenders shall incur any liability for any failure to provide such notice), all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7.1 above, and to receive the interest, premiums, dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 7.2 above, shall cease, and all such rights shall thereupon become vested in Administrative Agent for the benefit of Secured Party who shall thereupon, at the direction of Administrative Agent, have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions.

8.2 Distributions Held in Trust. All dividends and other distributions which are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and forthwith shall be paid over to Administrative Agent for the account of Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

8.3 Irrevocable Proxy. Grantor hereby revokes all previous proxies with regard to the Pledged Securities and, to the extent allowable under applicable Law (including, without limitation, applicable Gaming Laws), appoints Administrative Agent for the benefit of Secured Party as its proxy holder to attend and vote at any and all meetings of the shareholders of the Subsidiaries whose capital stock or other securities are pledged hereunder, and any adjournments thereof, held on or after the date of the occurrence and during the continuance of an Event of Default and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporations executed on or after the date of the occurrence and during the continuance of an Event of Default and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents; provided, however, that the proxy holder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default under the Credit Agreement and that such rights shall be subject to compliance with all applicable Gaming Laws. Grantor hereby authorizes Administrative Agent, following the occurrence of an Event of Default and the acceleration of the Obligations under the Credit Agreement, to substitute another person as the proxy holder and, thereupon to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as no commitment to extend credit to Borrower remains outstanding from Secured Party and until such time as all Obligations have been paid and performed in full.

8.4 Suspension of Rights. Promptly after the cure or written waiver of the Event of Default giving rise to Secured Party’s rights under this Section 8, and if no other Event of Default then exists, Secured Party shall confirm to Grantor and Borrower upon their request of such waiver or cure and the further exercise by Secured Party of the rights and remedies granted under this Section 8 shall thereafter be suspended unless a subsequent Event of Default occurs.

        9.    Transfers and Other Liens. Subject to compliance with Gaming Laws, Grantor agrees that, except as specifically permitted under the Loan Documents, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document.

        10.    Secured Party Appointed Attorney-in-Fact. As additional security for the Obligations, Grantor hereby irrevocably appoints Administrative Agent for the benefit of Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor, and in the name of Grantor, or otherwise, from time to time, in Secured Party’s sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Pledged Collateral; (b) if Grantor fails to take any action within ten days after request, to do any and every act which Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in Grantor’s name, any financing statement covering the Pledged Collateral; and (d) to endorse and transfer the Pledged Collateral upon foreclosure by Secured Party; provided, however, that Administrative Agent shall be under no obligation whatsoever to take any of the foregoing actions, and neither Administrative Agent nor any Secured Party shall have any liability or responsibility for any act (other than Administrative Agent’s or any Secured Party’s own gross negligence or willful misconduct) or omission taken with respect thereto. Grantor hereby agrees to repay immediately upon demand all reasonable costs and expenses incurred or expended by Secured Party in exercising any right or taking any action under this Agreement including, without limitation, those incurred or expended to comply with Gaming Laws, together with interest from the date which is two Business Days following such demand thereof at the Default Rate.

        11.    Administrative Agent May Perform Obligations. Grantor hereby authorizes Administrative Agent to file financing statements, confirmations thereof and amendments thereto, with respect to Pledged Collateral (including financing statements containing a broader description of Pledged Collateral than the description set forth herein). If Grantor fails to perform any Obligation contained herein for ten days after demand, Administrative Agent may, but without any obligation to do so and without notice to or demand upon Grantor, perform the same and take such other action as Secured Party may deem necessary or desirable to protect the Pledged Collateral or Secured Party’s security interests therein, Administrative Agent being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any Lien which in the reasonable judgment of Secured Party appears to be prior or superior to Secured Party’s security interests, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorneys’ fees. Grantor hereby agrees to repay immediately upon demand all sums so expended by Secured Party, together with interest from the date which is two Business Days following demand at the Default Rate. Neither Administrative Agent nor any Secured Party shall be under any duty or obligation to (i) preserve, maintain or protect the Pledged Collateral or any of Grantor’s rights or interest therein, (ii) exercise any voting rights with respect to the Pledged Collateral, or (iii) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of Grantor or any other Person having any interest therein; and neither Administrative Agent nor any Secured Party assumes and none shall be obligated to perform the obligations of Grantor, if any, with respect to the Pledged Collateral.

        12.    Reasonable Care. Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which Administrative Agent accords its own property, it being understood that Administrative Agent shall not have any responsibility for (i) ascertaining or taking action with respect to maturities, calls, conversions, exchanges, tenders or other matters relative to any Pledged Collateral, whether or not Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral. The Administrative Agent shall comply with the conditions, if any, imposed by any Gaming Board in connection with the approvals of the security interest granted hereunder by Grantor, including, without limitation, any conditions requiring Administrative Agent to permit representatives of the Gaming Board to inspect such securities and Certificates. Administrative Agent shall not surrender possession of any Pledged Collateral to any party other than Grantor without the prior approval of the applicable Gaming Board or as otherwise permitted by applicable Gaming Laws.

        13.    Events of Default and Remedies.

13.1 Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, there shall be a default hereunder and, subject to compliance with applicable Gaming Laws, Secured Party shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement and under applicable law or in equity, all of its rights and remedies as a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition, subject to compliance with Gaming Laws, the following rights and remedies, all of which may be exercised with or without further notice to Grantor:

(a) to notify any issuer of any Pledged Collateral that the same has been pledged to Administrative Agent for the benefit of Secured Party and that all dividends and other payments thereon are to be made directly and exclusively to Administrative Agent for the account of Secured Party; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to Secured Party, in whole or in part, the Pledged Collateral and any amounts owing thereon; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratifications with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if Secured Party were the owner thereof;

(b) to enforce payment and prosecute any action or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Secured Party’s name(s) or in the name of Grantor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

(c) in accordance with applicable Law (including, without limitation, applicable Gaming Laws), to take possession of the Pledged Collateral with or without judicial process;

(d) to endorse, in the name of Grantor, all checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

(e) to transfer any or all of the Pledged Collateral into the name of Secured Party or its nominee or nominees; and

(f) in accordance with all applicable Laws (including, without limitation, applicable Gaming Laws), to foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker’s board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to Secured Party, and to disclaim warranties of title and possession and the like;

all at the sole option of and in the sole discretion of Secured Party.

13.2 Notice of Sale. Secured Party shall give Grantor at least ten days’ written notice of sale of all or any part of the Pledged Collateral. Subject to compliance with Gaming Laws, any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Secured Party may determine in the exercise of its sole and absolute discretion. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of Obligations) for and purchase for the account of Secured Party or any nominee of Secured Party the whole or any part of the Pledged Collateral. Secured Party shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

13.3 Private Sales. Subject to compliance with Gaming Laws, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, whether or not any of the Pledged Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable Laws, Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any of the Pledged Collateral is sold at private sale, Grantor agrees that if the Pledged Collateral is sold for a price which Secured Party in good faith believes to be reasonable, then (A) the sale shall not be deemed to be commercially unreasonable by reason of price, (B) Grantor shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (C) Secured Party shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for Pledged Securities which are not regularly traded on a recognized securities exchange or in another recognized market, and that a sale by Secured Party of any such Pledged Securities for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Securities or Pledged Securities that are privately traded.

13.4 Title of Purchasers. Subject to applicable requirements of Law (including, without limitation, applicable Gaming Laws), upon consummation of any sale of Pledged Collateral pursuant to this Section 13, Administrative Agent on behalf of Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of Law or statute now existing or hereafter enacted.

13.5 Disposition of Proceeds of Sale. The net cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys’fees including, without limitation, those incurred or expended to comply with Gaming Laws) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; second, to the satisfaction of all Obligations, with application as to any particular Obligations to be in the order set forth in the Credit Agreement or other Loan Documents; third, to all other indebtedness secured hereby in such order and manner as Secured Party in its sole and absolute discretion may determine, and fourth, if any balance remains, to Grantor or Grantor’s designee.

14. Regulatory Matters. Administrative Agent, on behalf of Secured Party, acknowledges and agrees that:

(a) In the event that Secured Party exercises one or more of the remedies set forth in Section 13 of this Agreement, including but not limited to reregistration of the Pledged Collateral pursuant to applicable Gaming Laws, such exercise of remedies would be deemed a separate transfer of the Pledged Collateral and would require the separate and prior approval of the applicable Gaming Board pursuant to applicable Gaming Laws as in effect on the date hereof.

(b) The approval by the applicable Gaming Board of this Agreement shall not act or be construed as the approval, either express or implied, for Secured Party to take any actions or steps provided for in this Agreement for which prior approval of the Gaming Board is required, without first obtaining such prior and separate approval of the Gaming Board to the extent then required by applicable Law.

        15.     Continuing Effect. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s assets.

        16.     Covenant Not to Issue Uncertificated Securities. Grantor represents and warrants to Secured Party that all of the capital stock of each of its Subsidiaries is and will be in certificated form (as contemplated by Article 8 of the Uniform Commercial Code), and, subject to compliance with applicable Gaming Laws, covenants to Secured Party that it will not cause or permit its Subsidiaries to issue any capital stock in uncertificated form or seek to convert all or any part of its existing capital stock into uncertificated form (as contemplated by Article 8 of the Uniform Commercial Code). The foregoing representations, warranties and covenants shall survive the execution and delivery of this Agreement.

        17.    Covenant Not to Dilute Interests of Secured Party in Pledged Securities. Subject to compliance with applicable Gaming Laws and except as otherwise permitted by the Credit Agreement, Grantor represents, warrants and covenants to Secured Party that it will not at any time cause or permit its Subsidiaries to issue any additional capital stock, or any warrants, options or other rights to acquire any additional capital stock, if the effect thereof would be to dilute in any way the interests of Secured Party in any Pledged Securities or any corporation whose securities constitute Pledged Securities.

        18.    Indemnity. Grantor agrees to indemnify and hold harmless Secured Party, and each of them, from and against any and all claims, demands, losses, judgments and liabilities (including, without limitation liabilities for penalties) of whatsoever kind or nature, and to reimburse Secured Party for all costs and expenses, including without limitation reasonable attorneys’ fees and expenses and/or costs and expenses associated with obtaining required approvals of any Gaming Board, arising out of or in connection with this Agreement or the exercise by Secured Party of any right or remedy granted to it hereunder or under the Loan Documents, other than arising from the gross negligence or willful misconduct of Secured Party or as to any claim asserted by Secured Party against Grantor or any of its Subsidiaries to the extent that Grantor or such Subsidiaries prevails on that claim in a final and non-appealable determination by a court of competent jurisdiction or an arbitrator appointed in accordance with the Credit Agreement. In no event shall Secured Party be liable for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the agreements of Grantor under this Section 18 are unenforceable for any reason, Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable Law.

        19.    Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of California and in accordance with applicable Gaming Laws; provided that in the event of a conflict of such laws, applicable Gaming Laws will prevail to the extent required by the mandatory provisions of such Gaming Laws. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of California sitting in Los Angeles County or of the United States for the Central District of such state, and by execution and delivery of this Agreement, Grantor consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Grantor irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Loan Document or other document related thereto. Grantor waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of such state.

        20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

        21.    Additional Powers and Authorization. The Administrative Agent has been appointed as the Administrative Agent hereunder pursuant to the Credit Agreement and shall be entitled to the benefits of the Credit Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, the Administrative Agent may employ agents, trustees, or attorneys-in-fact and, subject to compliance with applicable Gaming Laws, may vest any of them with any property (including, without limitation, the Pledged Collateral), title, right or power deemed necessary for the purposes of such appointment.

        22.    Existing Pledge Agreement. This Agreement amends and restates in its entirety the Existing Pledge Agreement, provided that the obligations of Grantor under the Existing Pledge Agreement shall continue under this Agreement, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement.

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        IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed as of the date first above written.

“Grantor” COAST CASINOS, INC., a Nevada corporation
By:	/s/ Gage Parrish
Gage Parrish, Vice President and Chief Financial Officer

S-1 SCHEDULE 1

Stock Issuer	Class of Stock	Stock Certificate Nos.	Number of Shares	Percentage of Ownership
Coast Hotels and Casinos, Inc.	Common	001	1,000	100%